EXHIBIT 10.6
FOURTH AMENDMENT
TO THE
CATERPILLAR INC.
DEFERRED EMPLOYEES’ INVESTMENT PLAN
Caterpillar Inc. (the “Company”) sponsors the Caterpillar Inc. Deferred Employees’ Investment Plan (the “Plan”). The Plan was most recently amended and restated effective May 15, 2017 by a document dated May 9, 2017, and has since been amended on three occasions. Pursuant to Section 9.1 of the Plan, the Company has reserved the right to amend the Plan, in whole or in part, at any time. By this instrument, the Company amends the Plan to update the definition of Director.
    1.    This Fourth Amendment shall be effective as of July 1, 2022.
    2.    Section 1.1(l) of the Plan is amended in its entirety to read as follows:
“(l)    “Director” means the Company’s Vice President Total Rewards.”
    3.    This Fourth Amendment amends only the provisions of the Plan as noted herein, and those provisions not expressly amended shall be considered in full force and effect. Notwithstanding the foregoing, this Fourth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and the intent of this Fourth Amendment.
IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of

9/6/2022
.
CATERPILLAR INC.

/s/ Cheryl Johnson

Cheryl H. Johnson
Chief Human Resources Officer
8597293